                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                LIFEPOINT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                LIFEPOINT, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                LIFEPOINT, INC.
                             10400 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
LIFEPOINT, INC.

     The Annual Meeting of Stockholders of LifePoint, Inc. (the "Company") will be held at the Ontario Airport Hilton located at 700 North Haven Avenue, Ontario, California 91764, on Thursday, August 13, 1998, at 10:00 a.m., Pacific Daylight Time (the "Annual Meeting"), for the following purposes:

     1. To elect four directors for a one-year term until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

     2. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending March 31, 1999.

     3. To adopt and approve the LifePoint, Inc. 1997 Stock Option Plan and ratify the prior grants of options thereunder.

     4. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on Friday, July 24, 1998, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Berend

                                          Robert W. Berend
                                          Secretary

July 28, 1998

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                LIFEPOINT, INC.
                             10400 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 13, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LifePoint, Inc. (the "Company"), formerly named U.S. Drug Testing, Inc., of proxies to be voted at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, August 13, 1998, or at any adjournment thereof. The purposes for which the Meeting is to be held are set forth in the preceding Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about Tuesday, July 28, 1998, to holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock"), as of the close of business on Friday, July 24, 1998 (the "Record Date"), which has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting.

                               VOTING SECURITIES

     On the Record Date, 11,797,206 shares of the Common Stock, which is only class entitled to vote at the Meeting, were issued, outstanding and entitled to vote. Each stockholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such stockholder as of the close business on the Record Date. A plurality of the votes cast at the Meeting shall be necessary to elect the four directors. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Meeting shall be necessary to approve the selection of the independent auditors and to adopt and approve the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan"), a copy of which is annexed hereto as Appendix A, and to ratify the grant of stock options to purchase an aggregate of 1,100,000 shares of the Common Stock heretofore granted thereunder.

     A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting. Abstensions and broker non-votes are treated for the purpose of determining a quorum at the Meeting and are not treated as a vote for or against a proposal.

     Proxies will be voted as indicated in this Proxy Statement and the enclosed proxy. Shares presented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention:
Robert W. Berend, Secretary) at its principal executive office or in person at the Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. The principal executive office of the Company is located at the above address.

     Rule 452 of the New York Stock Exchange, Inc. permits a member firm to vote for the directors and/or for the proposal to ratify the selection of independent auditors if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary by the tenth day before the Meeting. However, under the Rule the beneficial owner must give specific instructions to the member firm for it to vote the stockholder's shares on the proposal to adopt and approve the Stock Option Plan and to ratify the stock options heretofore granted thereunder. The Company, accordingly, urges each beneficial owner to instruct the member firm which holds of record the stockholder's shares of the Common Stock to vote in favor of the three proposals submitted to the stockholders for a vote.

     As indicated under "Security Ownership of Certain Beneficial Holders and Management," Meadow Lane Partners, LLC ("Meadow Lane"), of which limited liability company Jonathan J. Pallin, the Chairman of the Board and a director of the Company, and Herman Sandler are the sole members, own 5,575,306 shares of the Common Stock, which constitutes 47.3% of the outstanding shares entitled to vote at the Meeting, and Peter S. Gold and Paul Sandler, each a director of the Company, own 700,000 and 200,000 shares, respectively. Each of Meadow Lane and Messrs. Gold and Sandler has advised the Company that it or he intends to vote all of its or his shares in favor of the Board's nominees for election as directors and in favor of the two other proposals to be submitted to a vote at the Meeting. Accordingly, their 6,475,306 shares, or 54.9% of the outstanding shares entitled to vote at the Meeting, will be sufficient to elect the Board's four nominees as directors and to approve the two other proposals even if all of the other stockholders vote against or do not vote at all. Nevertheless, the Board urges the other stockholders to vote at this first Annual Meeting of Stockholders since September 24, 1994. For an explanation as to the reason for no meetings in the intervening period, see "Proposal One: Election of Directors -- Nominees for Election Directors."

     A stockholder shall have no right to receive payment for his, her or its shares as a result of stockholder approval of any proposal in the Notice of Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Four directors will be elected at the Meeting, each to serve for a one-year term until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. On June 5, 1998, the Board of Directors reduced, effective with the Meeting, the number of directors from five to four. The vacancy has existed since March 20, 1998 when Joseph R. Shaya (who was elected on December 5, 1997) resigned for personal reasons. The Board intends to seek additional directors after this Meeting and, if appropriate candidates are determined, to increase the number of authorized directors and to elect such candidate or candidates as permitted by the By-Laws of the Corporation.

     Proxies received in response to this solicitation, unless specified otherwise, will be voted in favor of the four nominees named below, all of whom are currently serving as directors of the Company. None of the current directors was ever elected by the stockholders of the Company at a meeting of stockholders. The last Annual Meeting of the Stockholders was held on September 22, 1994. Because, until October 29, 1997 (when all of its shares of the Common Stock were sold to Meadow Lane -- see "Management -- Certain Transactions"), Substance Abuse Technologies, Inc. ("SAT") owned between 67.0% and 76.4% of the then outstanding shares of the Common Stock, thereby permitting SAT to elect all directors of the Company, and in order to preserve the Company's limited funds for use for product development and pending resolution of SAT's proposal (first announced in February 1996) to take the Company private through a merger with and into a wholly-owned subsidiary of SAT and an exchange offer of shares of SAT's Common Stock, $.01 par value, for the shares of the Common Stock held by the minority stockholders of the Company, the prior Board of Directors, consisting of SAT officers and/or directors, did not call for an Annual Meeting of Stockholders. If a nominee should not be available for election as contemplated, the management proxy holders will vote for such lesser number of directors as are available to serve or will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than four nominees.

     The following table sets forth certain information, as of the Record Date, concerning the nominees for election as directors of the Company. The information has been furnished to the Company by the individual named. For information as to the shares of the Common Stock held by each nominee, see the section "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.

                                             YEAR FIRST
                                              ELECTED
NAME OF NOMINEE                       AGE     DIRECTOR     POSITION AND OFFICES WITH THE COMPANY
---------------                       ---    ----------    -------------------------------------
Jonathan J. Pallin..................  48        1997       Chairman of the Board and a Director
Linda H. Masterson..................  47        1996       President, Chief Executive Officer
                                                           and a Director
Peter S. Gold.......................  73        1997       Director
Paul Sandler........................  58        1997       Director

FAMILY RELATIONSHIPS OF NOMINEES AND EXECUTIVE OFFICERS

     Jonathan J. Pallin and Paul Sandler are brother-in-laws. There are no other family relationships among the nominees for election as directors and the executive officers of the Company.

BUSINESS HISTORY OF NOMINEES

     Jonathan J. Pallin was elected Chairman of the Board and a director of the Company on October 31, 1997. He has over 22 years' experience in the financial markets as an institutional fixed income broker and a financial consultant and in an investment banking advisory role. Mr. Pallin served as Senior Vice President, Retail Brokerage for PaineWebber Incorporated from January 1991 to July 1993, as a Senior Vice President, Investments, Retail Brokerage for Baraban Securities Incorporated from July 1993 to May 1996 and as a Vice President, Retail Brokerage for Sutro & Co. Incorporated from May 1996 to October 1997. Mr. Pallin has an MBA from Arizona State University with a major emphasis on Accounting, and a BS from Long Island University (Southampton) in Business and Psychology.

     Linda H. Masterson has had substantial experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. She was elected a director of SAT on September 26, 1995. Effective May 13, 1996, she became the President and Chief Operating Officer of SAT. On May 31, 1996, she was elected a director of the Company and, on July 31, 1996, the President and Chief Operating Officer of the Company. Effective November 19, 1996, she relinquished her duties as Chief Operating Officer of SAT in order to devote more time to supervising the development program of the Company and the operations of the Alcohol Products and BioTox Divisions of SAT. On May 23, 1997, she resigned as the President of SAT in order to become the Chief Executive Officer of the Company (formally designated as such on May 26, 1997). On November 4, 1997, she resigned as a director of SAT, thereby terminating her last position with the former parent of the Company. Until May 13, 1996 when she became an employee of SAT, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured that company's business strategy. In November 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc. in May 1994, which was engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From April 1992 to November 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner Lambert Co. Ms. Masterson has a BS in Medical Technology from the University of Rhode Island and an MS in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

     Peter S. Gold was elected as a director of the Company on December 5, 1997. He retired in 1990 as Chairman and Chief Executive Officer of Price Pfister, Inc., the largest manufacturer of faucets in the world. Mr. Gold did a leveraged buyout and purchased such company in 1983; he subsequently took the company public in 1987; and sold the company in 1988. Price Pfister is now owned by Black & Decker. Mr. Gold is a Director Emeritus of The Home Depot, Inc. and has major investments in commercial real estate in various parts of the United States. Mr. Gold is Chairman of the Board of Trustees of Pitzer College (Claremont College), Claremont, CA, and a member of the Board of Trustees of the City of Hope. Mr. Gold received a Doctor of Humane Letters from Pitzer College, Claremont, CA, and received a law degree at Southwestern University, Los Angeles, CA.

     Paul Sandler was elected as a director of the Company on December 5, 1997. He is a Board Certified pediatric nephrologist at the Arizona Kidney Disease & Hypertension Center in Phoenix. Additionally,

Dr. Sandler is the Medical Director at Walter Boswell Memorial Hospital, the Phoenix Artificial Kidney Center, the South Phoenix Dialysis Center, the South Mountain Dialysis Services and Phoenix Memorial Hospital PPG. Dr. Sandler was a fellow at Albert Einstein College of Medicine in New York City and received his post-graduate training at Kings County Hospital, New York City. Dr. Sandler received his MD at the State University of New York and his BA from Emory University.

COMMITTEES AND BOARD MEETINGS

     Because, as indicated in the section "Nominees for Election as Directors" under this caption "Proposal One: Election of Directors," the Company was a majority-owned subsidiary of SAT until October 29, 1997, and, as a result, all major decisions were made by the parent company, there were no standing audit, compensation or nominating committees prior thereto. On December 5, 1997, the Board established standing audit and compensation committees and designated the then independent directors to serve on such two committees. No nominating committee has been designated.

     Messrs. Gold and Sandler serve on the Audit Committee, with Mr. Gold serving as Chairperson. The Audit Committee will recommend annually to the stockholders the independent auditors to be retained by the Company, will review the scope and procedures to be followed in the conduct of audits by the independent auditors and, when employed, the internal auditors of the Company and will review various reports and recommendations with respect to internal controls and any significant changes in accounting.

     Messrs. Gold and Sandler also serve on the Compensation Committee, with Dr. Sandler serving as Chairperson. The Compensation Committee will approve the remuneration of key officers of the Company and, if incorporated or acquired, its subsidiaries, will review and recommend to the Board of Directors changes in the Company's stock benefit and executive, managerial or employee compensatory and benefit plans or programs and will administer stock option, restricted stock or similar plans of the Company.

     During the fiscal year ended March 31, 1998 ("fiscal 1998"), there were twelve meetings of the Board. Each of the incumbent directors participated in all meetings of the Board during the period in which he or she served as a director. There were no meetings of the Audit Committee or the Compensation Committee held during fiscal 1998. The Audit Committee intends to meet on August 13, 1998 with representatives of Ernst & Young LLP, the independent auditors for the Company, to review the auditors' comments derived as a result of their audit of the Company's financial statements for fiscal 1998.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information relating to the directors and executive officers of the Company as of the Record Date:

NAME                                    AGE                   POSITION
----                                    ---                   --------
Jonathan J. Pallin....................  48     Chairman of the Board and a Director
Linda H. Masterson....................  47     President, Chief Executive Officer
                                               and a Director
Thomas J. Foley.......................  58     Vice President, Research and
                                               Development
William B. Benken.....................  50     Vice President, Operations
Peter S. Gold.........................  73     Director
Paul Sandler..........................  58     Director

     Each director is elected to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. Of the directors named in the above table, none was elected by the stockholders of the Company at a meeting of stockholders, all being elected by the Board to fill a vacancy. All are the Board's nominees for election as directors at the Meeting. See "Proposal One: Election of Directors." Each officer of the Company is elected by the Board of Directors to serve at the discretion of the Board.

BUSINESS HISTORY

     For information as to the business histories of Messrs. Pallin, Gold and Sandler and Ms. Masterson, see "Proposal One: Election of Directors -- Business History of Nominees."

     Thomas J. Foley has over 25 years' experience in the medical diagnostic industry. He was elected to his officership in the Company effective March 9, 1998. From November 1997 to March 1998, he was a consultant to various companies. From November 1994 to November 1997, he served as the Executive Vice President of Business and Product Development at HiChem/Elan Diagnostics ("HiChem"), where he managed research and development, regulatory affairs (including FDA submissions), strategic and business planning, technology assessment for acquisitions, and manufacturing operations. Prior to joining HiChem in November 1994, Dr. Foley was Vice President of Research and Development at Hycor Biomedical, Inc. ("Hycor"), where he was responsible for research and development of all products, including drugs of abuse products, over an eight-year period from May 1986 to November 1994. Prior to Hycor, Dr. Foley was Vice President of Research and Development at Gilford Instruments from 1983 to 1986 and Worthington Diagnostics from 1981 to 1983. Prior to Worthington Diagnostics, Dr. Foley worked at Beckman Instruments, Inc. ("Beckman") and was the reagents product development manager for the Astra, one of Beckman's most successful product lines. Dr. Foley has a Ph.D. in Biochemistry from Trinity College, Dublin.

     William B. Benken has over 25 years of management experience directing teams in development, engineering and manufacturing operations in the pharmaceutical, medical device, diagnostic, and related technology driven industries. He was elected as a Vice President of the Company on May 26, 1997. Mr. Benken specializes in transitioning new products through the development phase and setting up manufacturing operations. Prior to joining the Company, from November 1996 to May 1997, Mr. Benken was Director of Operations, Medical Technology, for Chiralt Corp. From May 1992 to November 1996, he was Chemical Manufacturing Manager, Diagnostic/Scientific Instruments for Beckman Instruments, Inc., a Fortune 500 manufacturer of clinical analyzers, diagnostic reagents, bio-consumables, and state of the art scientific instrumentation supporting the Human Genome Project. From 1986 to 1989, Mr. Benken was Director of Manufacturing Engineering and Manufacturing Operations at Medstone International, Inc. ("Medstone"), a startup company in Irvine, CA. Medstone was the first U.S. manufacturer to receive FDA PMA approval to manufacture and market lithotriptors for non-invasive treatment of kidney stones. Prior to joining Medstone, Mr. Benken was Engineering Manager at Brunswick Technetics, the membrane division of

Brunswick Corporation, where he directed development, scale-up and commercialization of state of the art, asymmetric microporous permeable membrane filtration products used for point of use sterilization for pharmaceuticals and in other critical, high purity applications. Mr. Benken has a Masters in Engineering from California State Polytechnic University, Pomona, and a BS in Chemistry and Chemical Engineering from City College of CUNY.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Effective October 28, 1997, the Securities and Exchange Commission granted the application by the Pacific Exchange, Inc. to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act 1934, as amended (the "Exchange Act"), and, effective February 4, 1998, the Company registered the Common Stock under Section 12(g) of the Exchange Act.

     The Company has called to the attention of its directors and executive officers their obligation to comply with Section 16(a) of the Exchange Act and, at their request, has caused to be filed late for the following directors and executive officers of LifePoint: (1) a Form 3 for each of (a) Peter S. Gold, a director; (b) Paul Sandler, a director; (c) Joseph R. Shaya, a director from December 5, 1997 to March 20, 1998; and (d) Thomas J. Foley, its Vice President, Research and Development; and (2) a Form 5 for each of (a) Linda H. Masterson, its President, its Chief Executive Officer and a director; (b) Jonathan J. Pallin, its Chairman of the Board and a director; and (c) William B. Benken, its Vice President, Operations. Based on a review with Messrs. Gold, Sandler, Shaya and Foley, none of them would have been required to file a Form 4 in fiscal 1998 because each did not have an acquisition or disposition of securities of LifePoint subsequent to February 4, 1998 (the date the Form 3 should have been timely filed) and on or before March 31, 1998.

     Because, prior to the filing of the Forms 3 and 5 to which reference is made in the preceding paragraph, the Company did not receive any copies of Forms 3, 4 and 5 for the period prior to February 4, 1998, the Company asked each of the named persons in the preceding paragraph to consider whether he or she had an obligation to file pursuant to Section 16(a) of the Exchange Act prior thereto. Each of Messrs. Gold, Sandler, Shaya and Foley advised the Company that he had become a director or an executive officer subsequent to October 28, 1997 and, accordingly, had no obligation to file under Section 16(a) of the Exchange Act until February 4, 1998. Each of Ms. Masterson and Messrs. Pallin and Benken has requested the Company to cause the filing of a Form 5 for her or him.

     The Company has implemented, with the cooperation of its directors, its executive officers and its counsel, a program to attempt to ensure in the future timely compliance with Section 16(a) of the Exchange Act.

     Up until the sale of its majority position in the Company to Meadow Lane on October 29, 1997 (see the section "Certain Transactions" under this caption "Management"), SAT was the only beneficial owner of 10% or more of the Common Stock and SAT has informed the Company that, except for the acquisition of 2,075,306 shares in exchange for cancellation of indebtedness due SAT and the sale of its majority position through the bankruptcy court proceedings to Meadow Lane, there were no other transactions by SAT relating to the Common Stock during fiscal 1998. The Company is not aware of any Form 4 filed by SAT.

     As of March 31, 1998, i.e., the end of fiscal 1998, Jonathan J. Pallin and Herman S. Sandler, as the sole members of Meadow Lane, were the only beneficial owners of 10% or more of the Common Stock, and they have informed the Company that Meadow Lane has not engaged in transactions relating to the Common Stock other than the original purchase of the shares in October 1997 from SAT and the receipt of a Common Stock purchase warrant in January 1998 (see the section "Certain Transactions" under this caption "Management"). As indicated above in this section, Mr. Pallin has filed a Form 5 with respect to his transactions and his election as a director on October 31, 1997. At Mr. Sandler's request, LifePoint has filed a Form 3 for him.

CERTAIN TRANSACTIONS

     See "Executive Compensation -- Employment and Severance Agreements" for information relating to the severance agreements with Linda H. Masterson, the President, the Chief Executive Officer and a director of the Company, and William B. Benken the Vice President, Operations of the Company.

     Jonathan J. Pallin, the Chairman of the Board and a director of the Company, received a finder's fee of $160,000 for the Company's private placement conducted in October to December 1997, which fee was authorized prior to his being elected to such positions. On April 28, 1998, the Board authorized the following compensation arrangement for Mr. Pallin for his services on a daily basis as Chairman of the Board of the Company: (1) a fee of $10,000 per month for a one-year period commencing April 1, 1998 and (2) a bonus of $75,000 if the Company obtains cash financing of $5,000,000 to $6,900,000; (b) $100,000 if the Company obtains cash financing of $7,000,000 to $9,900,000; and (c) $125,000 if the Company obtains cash financing of over 10,000,000, subject to certain limitations.

     In July 1993, the Company and SAT entered into an amended Management Agreement, effective retroactively to April 1, 1993, pursuant to which the fee for management and administrative services provided to the Company by SAT was a fixed annual fee of $420,000, plus three percent of the Company's annual gross sales. Because the Company has no sales to date, it had always paid the minimum fee under the Management Agreement. The term of the amended agreement was five years that commenced April 1, 1993. Given the related personnel and belief of the management of the Company that the terms offered by SAT were fair and reasonable, the Company did not investigate alternative management services providers. The fee charged by SAT for its management services was determined arbitrarily by its Board of Directors after taking into consideration the anticipated SAT resources required to provide such services to the Company, both in terms of employee time and allocated overhead costs. The arbitrary formula used by SAT to determine the fees was 50% of the sum of SAT's executive, accounting and clerical salaries, fringe benefits and related expenses. In March of 1997, the Management Agreement was again amended to provide for a percentage of time and services agreement whereby the costs of certain SAT employees and facilities were allocated to the Company based on a percentage of usage. As the activity of the Company had been increasing, there had been a tremendous increase in time required by SAT employees and expanded use of leased space to satisfy the Company's needs. The services provided to the Company by SAT pursuant to the Management Agreement included management, administrative, accounting and other financial services and advice, including, without limitation, the services then performed by the Treasurer of the Company (who was also the Treasurer of SAT); services relating to the Company's financial and banking relationships; services relating to the preparation of financial statements, budget, forecast, and cash flow projections; cash management advice; and other miscellaneous services and advice. The management fee was discontinued after June 30, 1997 because no services were being provided after that date. The Company paid management fees of $410,000 to SAT in fiscal 1998 as compared to $420,000 in the fiscal year ended March 31, 1997 ("fiscal 1997"), a decrease of $10,000 or 2.4%.

     On October 29, 1997, with the approval of its bankruptcy court, SAT sold an aggregate of 5,575,306 shares of the Common Stock to Meadow Lane for $250,000. Of such shares 3,500,000 were initially acquired by SAT from the Company, effective January 1, 1993, in consideration of SAT sublicensing or transferring to the Company certain rights or assets to develop drug testing products. During 1997 the Boards of Directors of both the Company and SAT authorized the issuance to SAT of a share of the Common Stock for each $1.25 in advances made by SAT to fund the Company's research and development program. Based on SAT's advice that the amount of indebtedness owed by the Company to SAT was $2,594,133, all of which SAT agreed to treat as a capital contribution, the Company authorized the issuance to SAT of 2,075,306 shares of the Common Stock, which were issued as of June 30, 1997 and prior to the sale of the Common Stock held by SAT to Meadow Lane. Subsequently to the sale, SAT advised the Company that the amount of indebtedness was $3,426,994. As such, the forgiveness of the remaining indebtedness to SAT of $832,861 was reflected as additional paid in capital as of September 30, 1997. Recognizing that had SAT correctly reported the Company's indebtedness to SAT, an additional 666,289 shares of the Common Stock would have been issued to SAT and then sold to Meadow Lane, the Company's Board, on January 8, 1998, authorized the issuance to Meadow Lane of a Common Stock purchase warrant expiring January 7, 2003 (the "Meadow Lane

Warrant") to purchase 666,289 shares of the Common Stock at $.50 per share. The Board concluded that, as a result of structuring the transaction in this manner, Meadow Lane would receive what it thought it was buying, i.e., all of SAT's shares in the Company, and the Company, not SAT, would receive $383,144.50 if the Meadow Lane Warrant was exercised.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by the Company during fiscal 1998, 1997 and the fiscal year ended March 31, 1996 ("fiscal 1996") to any person who served as Chief Executive Officer of the Company during fiscal 1998 and to each other executive officer whose total annual salary and bonus exceeded $100,000 during any such year:

                              ANNUAL COMPENSATION

                                                                             LONG TERM
                                                                           COMPENSATION
                                                             -----------------------------------------
                                                                OTHER       SECURITIES
          NAME AND                                              ANNUAL      UNDERLYING     ALL OTHER
     PRINCIPAL POSITION       YEAR     SALARY      BONUS     COMPENSATION    OPTIONS      COMPENSATION
     ------------------       ----    --------     -----     ------------   ----------    ------------
Robert M. Stutman...........  1998    $      0(2)       --           --            --            --
  Chief Executive Officer     1997    $      0(2)       --           --            --            --
  and Chairman(1)             1996    $      0(2)       --           --            --            --

Linda H. Masterson..........  1998    $125,249(4)       --           --       700,000            --
  Chief Executive Officer     1997    $      0(5)       --           --            --            --
  and President(3)            1996    $      0(5)       --           --            --            --

Stephen J. Kline............  1998    $      0(7)       --           --       150,000(8)         --
  Vice President, Research    1997    $      0(9)       --           --        50,000(8)         --
  and Development(6)          1996    $117,000          --           --        10,000(8)         --

---------------
(1) Mr. Stutman served as Chief Executive Officer of the Company from May 31, 1996 until May 26, 1997 and as Chairman of the Board of the Company from May 31, 1996 to October 31, 1997.

(2) Mr. Stutman's salary was paid entirely by SAT and, to the extent his services were on behalf of the Company, this was reflected in SAT's management fee to the Company.

(3) Ms. Masterson was elected President of the Company effective August 1, 1996 and designated as its Chief Executive Officer on May 26, 1997.

(4) The amount shown in the table does not reflect $33,654 paid by SAT to Ms. Masterson for the period April 1 to June 1, 1997 nor $19,384.62 in deferred salary which will be paid only if the Company obtains long-term financing. Effective August 11, 1997, the Company directly paid all compensation for Ms. Masterson.

(5) Ms. Masterson became an employee of SAT on May 13, 1996 and all compensation paid to her for fiscal 1997 was paid by SAT. To the extent any such services were on behalf of LifePoint, this was reflected in SAT's management fee to LifePoint.

(6) Mr. Kline resigned on September 12, 1997.

(7) The amount shown in the table does not reflect $50,000 paid by SAT to Mr. Kline during fiscal 1998.

(8) These options were canceled upon his resignation. See Note (6) to this table.

(9) The amount shown in the table does not reflect $130,000 paid by SAT to Mr. Kline during fiscal 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     On August 14, 1997, the Company's Board of Directors adopted, subject to stockholders' approval, the Stock Option Plan providing for the granting of options to purchase up to 1,000,000 shares of the Common Stock to employees (including officers), directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the Stock Option Plan to 2,000,000, again subject to stockholders' approval. The options to be granted may either be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants. A copy of the Stock Option Plan is annexed hereto as Appendix A and is incorporated herein by this reference. As of the Record Date, options to purchase an aggregate of 1,100,000 shares of the Common Stock had been granted to employees (including officers). Options granted to date under the Stock Option Plan have all been incentive stock options (except for those granted on June 30, 1998 -- see "Proposal Three: Adopt and Approve Stock Option Plan and Ratify Grants of Options Pursuant Thereto -- Terms of Plan"), are all exercisable at a price of $.50 per share and have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to 1/36th of the remaining shares on such calendar day each month thereafter for a period of 36 months, although certain options will become exercisable instead upon the achievement of certain goals. As of the Record Date, none of the options had become exercisable. Stockholder approval, as required by the Code for incentive stock options, will be sought at the Meeting. See "Proposal Three: Adopt and Approve Stock Option Plan and Ratify Grants of Options Pursuant Thereto." The Stock Option Plan, including all outstanding options, will terminate if such approval is not obtained, which is not deemed likely in view of the current stock ownership. See "Security Ownership of Certain Beneficial Owners and Management."

     The Company has never granted any stock appreciation rights.

     The following table shows the number of shares made subject to a stock option and a Common Stock purchase warrant granted during fiscal 1998 to Linda
H. Masterson, the sole executive officer of the Company (i.e., its Chief Executive Officer) whose compensation exceeded $100,000 in that fiscal year. No stock options or Common Stock purchase warrants were ever granted to Robert M. Stutman who served as the Chief Executive Officer of the Company for part of fiscal 1998 (see the section "Summary Compensation Table" under this caption "Executive Compensation"). Options granted to Steven J. Kline as shown in the Summary Compensation Table were canceled as indicated in Note (8) to that table. He was never granted any Common Stock purchase warrants.

       INDIVIDUAL GRANTS TO LINDA H. MASTERSON
------------------------------------------------------                               ALTERNATIVE
                                                          POTENTIAL REALIZABLE     TO (F) AND (G):
                 PERCENT                                 VALUE AT ASSUMED ANNUAL     GRANT DATE
 NUMBER OF       OF TOTAL                                 RATES OF STOCK PRICE          VALUE
 SECURITIES    OPTIONS/SARS                                 APPRECIATION FOR       ---------------
 UNDERLYING     GRANTED TO    EXERCISE OF                      OPTION TERM
OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------     GRANT DATE
 GRANTED(#)       FISCAL        ($/SH)         DATE        5%($)        10%($)     PRESENT VALUE $
    (B)            (C)            (D)          (E)          (F)          (G)             (H)
------------   ------------   -----------   ----------   ----------   ----------   ---------------
  300,000          31.6%         $.50(1)      8/13/07     $244,344     $389,061       $150,000(2)
  400,000          42.1%         $.50(1)     10/26/02     $255,256     $322,102       $200,000(2)

---------------
(1) Reduced from $1.25 to $.50 per share on December 5, 1997. See the section "Report on Repricing of Options/SAR" under this caption "Executive Compensation."

(2) Because there were no market prices for the Common Stock reported on the respective date of grant, the sales price per share (i.e., $.50) in the October to December 1997 private placement of the Company was used for valuation purposes.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     There were no stock options exercised during fiscal 1998 and, as indicated in the preceding section, the Company has never granted any stock appreciation rights.

     The following table shows the fiscal year-end option values for Linda H. Masterson, the sole executive officer whose compensation for fiscal 1998 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Executive Compensation." The options reported for the other officer in such table have been terminated and Robert M. Stutman, a former Chief Executive Officer, received no options or Common Stock purchase warrants.

                           CEO'S FY-END OPTION VALUE

   NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
UNEXERCISED OPTIONS AT FISCAL YEAR-END     OPTIONS AT FISCAL YEAR END ($)
    (#) EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
--------------------------------------    ---------------------------------
           200,000/500,000                   $100,000/$250,000(1)

---------------
(1) Because there were no market prices for the Common Stock reported at March 31, 1998, i.e., the end of fiscal 1998, the sales price per share (i.e., $.50) in the October to December 1997 private placement was used for valuation purposes.

REPORT ON REPRICING OF OPTIONS

     On August 14, 1997, options to purchase an aggregate of 467,500 shares of the Common Stock were granted to employees (including officers) of the Company at an exercise price of $1.25, which reflected the value of the Common Stock when trading was suspended on May 12, 1997 on the Pacific Exchange, Inc. A private placement was initiated and completed during November and December 1997 and, on December 5, 1997, the Board of Directors re-priced the options to the then current value of $.50 per share, which was the purchase price in the private placement. On December 5, 1997, the Board also reduced the exercise price of a Common Stock purchase warrant expiring October 26, 2002 to purchase 400,000 shares of the Common Stock granted to Linda H. Masterson on October 27, 1997 and formally ratified by the Board on October 31, 1997.

     There were no other repricing of options since the Company's incorporation in October 1992.

OTHER COMPENSATION

     The Company currently has no pension plan in effect and has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal year ending March 31, 1999 ("fiscal 1999") or thereafter other than the Stock Option Plan.

DIRECTOR COMPENSATION

     The Company currently does not compensate the Board of Directors for their services as directors to the Company. See "Management -- Certain Transactions" for information as to a compensation arrangement with Jonathan J. Pallin for his services as the Chairman of the Board.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     There are no employment agreements currently in effect in the Company.

     Pursuant to a Severance Agreement dated as of October 27, 1997 (the "Masterson Severance Agreement") between the Company and Linda H. Masterson, the Company has agreed to pay Ms. Masterson for her services as Chief Executive Officer and President of the Company a base salary of $165,000; provided, however, such amount shall be $120,000 from October 27, 1997 to the date at least $5,000,000 in long term financing is obtained, at which time or upon her termination the difference shall be paid to her. The Masterson Severance Agreement also provides for the grant of (1) a stock option under the Stock Option Plan to purchase 150,000 shares of the Common Stock at $.50 per share, the option to become immediately exercisable as to all shares subject thereto in the event she is terminated without cause, the Company is acquired or sold without the Board's approval, the corporate headquarters are moved outside the State of California, the positions of Chief Executive Officer or President are eliminated or her duties are substantially changed; (2) stock options to purchase 150,000 shares of the Common Stock at $.50 per share, an option to purchase 75,000 shares to be granted upon completion of the working pilot plant and an option to purchase 75,000 shares to be granted upon product release into the first targeted market; and (3) Common Stock purchase warrants to purchase 400,000 shares of the LifePoint Stock at $.50 per shares, a warrant to purchase 200,000 shares which was granted upon the purchase of SAT's shares by Meadow Lane and a warrant to purchase 200,000 shares to be granted at the completion of the long term financing of at least $5,000,000. The options have all been granted under the Stock Option Plan, with the stock option described in (1) being exercisable in accordance with the standard timetable (see the section "Option/SAR Grants in Last Fiscal Year" under this caption "Executive Compensation") except in the case of one of the events set forth in the Masterson Severance Agreement as described in (1), and with the stock options described in (2) not to become exercisable until the happening of the events specified in (2). In the event that Ms. Masterson is terminated without cause (as defined in the Masterson Severance Agreement), she shall be paid severance pay in a lump sum amount equal to her annual base salary that would have been paid to her had she not been terminated during the period between the date of termination and October 27, 2001.

     Pursuant to a Severance Agreement dated as of October 24, 1997 (the "Benken Severance Agreement") between the Company and William B. Benken, the Company has agreed to pay Mr. Benken for his services a base salary of $110,000; provided, however, such amount shall be $99,000 from October 27, 1997 to the date at least $5,000,000 in long term financing is obtained, at which time or upon his termination the difference shall be paid to him. The Benken Severance Agreement also provides for the grant of (1) a stock option under the Stock Option Plan to purchase 150,000 shares of the Common Stock at $.50 per share, the option to become immediately exercisable as to all shares subject thereto in the event he is terminated without cause, the Company is acquired or sold without the Board's approval, the manufacturing facility is relocated more than 100 miles from its current location, the position of Vice President, Operations is eliminated or his duties are substantially changed, and (2) stock options to purchase 100,000 shares of the Common Stock at $.50 per share, an option as to 50,000 shares to be granted upon the completion of the working pilot plant and an option as to 50,000 shares to granted upon product release into the first targeted market. The options have all been granted under the Stock Option Plan, with the stock option described in (1) being exercisable in accordance with the standard timetable (see the section "Option/SAR Grants in Last Fiscal Year" under this caption "Executive Compensation"), except in the case of one of the events set forth in the Benken Severance Agreement as described in (1), and with the stock options described in (2) not to become exercisable until the happening of the events specified in (2). In the event that Mr. Benken is terminated without cause (as defined in the Benken Severance Agreement), he shall be paid severance pay in a lump sum amount equal to one year's base salary that would have been paid to him had he had not been terminated during the period from the date of termination to October 27, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Because the Company was a majority-owned subsidiary of SAT during the first seven months of fiscal 1998 and, accordingly, the Company's employees participated in the benefit plans of SAT (except for the Stock Option Plan), there was no Compensation Committee in the Company. On December 5, 1997, after the sale by SAT of its majority interest in the Company, the Company's Board appointed Peter S. Gold, Paul Sandler and Joseph R. Shaya, the three then non-employee, non-officer directors elected that day as members of the Compensation Committee, with Dr. Sandler as the Chairman. Mr. Shaya subsequently resigned as a director, for personal reasons, effective March 20, 1998.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As indicated in the preceding section, there was no Compensation Committee in the Company during fiscal 1998 until December 5, 1997 and, between that date and March 31, 1998, there were no meetings of the Compensation Committee.

     All decisions as to executive compensation for the Company prior to August 14, 1997 were made by the SAT Board of Directors or the SAT Compensation Committee as part of SAT's compensation planning for officers of SAT and its subsidiaries and because all financing for the Company came from SAT. As a result of the decision by the SAT Board in May and June 1997 that the Company should begin to sever its interlocking relationships with SAT and seek its own funding, the Company's Board of Directors adopted on August 14, 1997 the Stock Option Plan; however, the principal affiliation of two of the three directors so acting was with SAT (which continued until their resignation as directors of the Company on October 31, 1997). Even when the independent Board on December 5, 1997 fixed the salaries of the two executive officers of the Company, it was based on their prior salaries authorized by SAT adjusted to reflect the Company's then financial condition and the fact that the Company continued to be a development stage company with no revenues (see the section Employment and Severance Agreements under this caption "Executive Compensation").

PERFORMANCE GRAPH

     Because market activity in the Common Stock was so limited during fiscal 1998 and 1997), which was undoubtedly influenced by SAT's proposal to take the Company private first announced in February 1996 and the uncertainty as to the Company's survival as a development stage enterprise because of SAT's inability to fund, the Company's management has concluded that a performance graph as required by Item 402(1) of Regulation S-K would be misleading and, accordingly, inappropriate for this Proxy Statement and its Annual Report on Form 10-K for fiscal 1998. The Company's management also noted that such a graph would not be required for a "small business issuer" under Regulation S-B and that the Company would qualify as a "small business issuer" except for its prior ownership by SAT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to (1) any person who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer of the Company; and (5) all directors and executive officers as a group. Each beneficial owner has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that, until a warrant or option is exercised, there is no voting right.

                                                            NUMBER OF SHARES         PERCENTAGE OF
NAME AND ADDRESS                                            OF COMMON STOCK           COMMON STOCK
OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED    BENEFICIALLY OWNED(1)
-------------------                                        ------------------    ----------------------
Jonathan J. Pallin(2)....................................      4,841,595(3)               39.3%
  10400 Trademark Street
  Rancho Cucamonga, CA 91730
Herman Sandler...........................................      1,700,000(4)               13.9%
  2 World Trade Center, 104th Floor
  New York, NY 10041
The General Conference Corporation.......................      1,035,000                   8.8%
  of Seventh-Day Adventists
  12501 Old Columbia Pike
  Silver Spring, MD 20904
Peter S. Gold(5).........................................        900,000(6)                7.5%
  16027 Ventura Blvd., Suite 601
  Encino, CA 91436
Linda H. Masterson(7)....................................        240,625(8)                2.0%
  10400 Trademark Street
  Rancho Cucamonga, CA 91730
Paul Sandler(5)..........................................        200,000                   1.7%
  33 West Hatcher Road
  Phoenix, AZ 85021
All directors and executive..............................      6,222,845(9)               48.6%
  officers as a group (six persons)

---------------
(1) The percentages computed in this column of the table are based upon 11,797,206 shares of the Common Stock outstanding on the Record Date. Effect is given, pursuant to Rule 13d-3(l)(i) under the Exchange

    Act, to shares issuable upon the exercise of the LifePoint Common Stock purchase warrants and stock options currently exercisable or exercisable within 60 days of the Record Date.

(2) Chairman of the Board and a director of the Company since October 31, 1997.

(3) The shares reported in the table reflect 4,325,306 shares of the 5,575,306 shares acquired by Meadow Lane from SAT and 516,289 shares of the 666,289 shares issuable upon the exercise of the Meadow Lane Warrant.

(4) The shares reported in the table reflect (1) 1,250,000 shares of the 5,575,306 shares acquired by Meadow Lane from SAT; (2) 150,000 shares of the 666,289 shares issuable upon the exercise of the Meadow Lane Warrant; and
    (3) 300,000 shares issuable upon the exercise of a Common Stock purchase warrant expiring November 4, 2002 exercisable at $.50 per share.

(5) A director of the Company since December 5, 1997.

(6) The shares reported in the table include an aggregate of 200,000 shares issuable upon the exercise of the two Common Stock purchase warrants expiring November 4, 2002, one for 100,000 shares exercisable at $.50 per share and the other exercisable at $1.00 per share.

(7) A director of the Company since May 31, 1996; effective August 1, 1996, its President; and, effective May 23, 1997, its Chief Executive Officer. She served as a director of SAT from September 26, 1996 to November 4, 1997 and as its President from May 13, 1996 to May 23, 1997.

(8) The shares reported in this table reflect (a) 200,000 shares issuable upon the exercise at $.50 per share of a Common Stock purchase warrant expiring October 26, 2002 and (b) 40,625 shares issuable upon the exercise at $.50 per share of a stock option granted under the Stock Option Plan, which becomes exercisable as to such shares within 60 days of the Record Date. The shares reported in the table do not include (x) an additional 200,000 shares of the Common Stock subject to the foregoing warrant because it does not become exercisable as to such shares until the Company has realized at least $5,000,000 in additional financing and (y) 109,375 shares subject to the foregoing stock option because it only becomes exercisable as to 3,125 shares each month, for a period of 35 months, commencing October 14, 1998.

(9) The shares reported in the table include (a) those issuable upon the exercise of the Common Stock purchase warrants and stock option described in Notes (3) and (8) to the table and (b) 40,625 shares issuable upon the exercise at $.50 per share of a stock option granted to an executive officer under the Stock Option Plan, which option becomes exercisable as to such shares within 60 days of the Record Date.

               PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP as the Company's independent public accountants for fiscal 1999. Ernst & Young served as independent auditors for the Company for the first time for fiscal 1996.

     The Board is seeking stockholder approval of its selection of Ernst & Young LLP. The General Corporation Law of the State of Delaware (the "GCL") does not require the approval of the selection of independent auditors by the Company's stockholders; however, in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that the Company's stockholders pass upon the selection of auditors. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

     A representative of Ernst & Young LLP will be present at the Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.

            PROPOSAL THREE: ADOPT AND APPROVE STOCK OPTION PLAN AND
                   RATIFY GRANTS OF OPTIONS PURSUANT THERETO

GENERAL

     The third item of business mentioned in the Notice of Annual Meeting is to consider and vote upon a proposal to adopt and approve the Stock Option Plan, a copy of which is annexed hereto as Appendix A and incorporated herein by this reference, and ratify the grants of options pursuant thereto. The Stock Option Plan provides for the grant of stock options to employees (including officers), directors and consultants.

     On August 14, 1997, the Board of Directors of the Company adopted the Stock Option Plan, subject to stockholders' approval, permitting the grant of stock options to purchase an aggregate of 1,000,000 shares of the Common Stock. On June 5, 1998, the Board amended the Stock Option Plan to increase the authorized number of shares to 2,000,000, also subject to stockholders' approval. The Stock Option Plan provides for the grant of two types of stock options: (1) stock options which qualify as incentive stock options under Section 422 of the Code and (2) nonstatutory or nonqualified stock options. Employees may receive incentive stock options or nonqualified stock options, while non-employee directors and consultants may only receive nonqualified stock options.

RECOMMENDATION

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE STOCK OPTION PLAN AND RATIFYING THE STOCK OPTIONS PREVIOUSLY GRANTED THEREUNDER. The GCL does not require stockholders' approval, but the Code requires such approval for incentive stock options. The Stock Option Plan is intended to provide a method whereby employees of the Company who are largely responsible for the management of the business and who are currently making and are expected to make substantial contributions to the future of the Company may be offered incentives in addition to those of current compensation and may be stimulated by personal involvement in the fortunes of the Company to continue in its service. Such method of compensation is common practice in industry. The executive and managerial personnel who were and will be the recipients of the options customarily expect to receive options as part of their compensation package. If a meaningful option plan were not available, the Board believes that the Company's cash expenditures for salaries and other employee benefits would be significantly higher. The Board believes that, in those instances where a consultant performs services for the Corporation, a stock option has the same potential benefits of inducement to the consultant and lowering the costs to the Company.

     Because all executive officers and directors of the Company are eligible to receive stock options under the Stock Option Plan and Ms. Masterson and Messrs. Benken and Foley have already been granted stock options thereunder, each of the executive officers and directors has an interest in Proposal Three being approved.

TERMS OF PLAN

     The Stock Option Plan, consistent with the provisions of the Code, provides that the exercise price of an incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant, except that, if the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock, the exercise price of the option must be at least 110% of the fair market value of the Common Stock on the date of grant and the incentive stock option cannot be exercised after five years from the date of grant. The normal term of stock options under the Stock Option Plan is ten years. The exercise price of a nonstatutory or nonqualified option may be less than the fair market value on the date of grant. If, on the date of grant, there is no fair market value, which term is defined in the Stock Option Plan as the average of the closing bid and asked prices on the date of grant, then the Board of Directors or the Compensation Committee may make a good faith determination as to the exercise price. Because there was no active market for the Common Stock until June 29, 1998, stock options were granted prior to that date at an exercise price of $.50 per share, which was the offering price in the Company's October to December 1997 private placement. Stock options granted on August 14, 1997 were initially granted with an exercise price of $1.25 per share, which was the last traded price before trading of the Common Stock was suspended on May 13, 1997 on the Pacific Exchange, Inc. As indicated under "Executive Compensation -- Report on Repricing of Options," the exercise price for such options was reduced on December 5, 1997 to $.50 per share. Because trading in the Common Stock was initiated on June 29, 1998, nonqualified stock options to purchase an aggregate of 135,000 shares of the Common Stock were granted on June 30, 1998 to three executive officers and an employee of the

Company with an exercise price of $.50 per share because of a prior commitment to such optionees that the exercise price would be the same price as for their earlier options, rather than the fair market value on the date of grant. All stock options granted prior to that date were incentive stock options.

     The number of shares subject to an outstanding stock option and the exercise price thereof are subject to adjustment in the event of a stock dividend, stock split, reorganization, recapitalization, combination of shares, change in corporate structure or similar events. No fractional shares will be issued upon exercise and the Company has no obligation to pay for such fractional share.

     Stock options have been granted generally to become exercisable as to one-quarter of the shares subject thereto on the first anniversary of the date of grant and thereafter as to 1/36th of the balance for a period of 36 months. Some options granted by the Company to executive officers become exercisable based on certain performance standards related to the Company and not the optionee. See "Executive Compensation -- Employment and Severance Agreements" for information with respect to certain stock options granted to Linda H. Masterson, the President, the Chief Executive officer and a director of the Company, and William B. Benken, the Vice President, Operations of the Company, which either have possible earlier exercises upon the occurrence of a certain event or have performance standards.

     If the optionee's employment terminates for any reason other than his or her death or disability, he or she may, for a period of up to three months, exercise the stock option to the extent exercisable upon the date of termination. If the optionee's employment terminates because of his or her disability, the optionee has 12 months to exercise the option to the extent exercisable upon the date of termination. If the optionee dies, his estate may exercise the stock option to the extent exercisable upon the date of death of the optionee, whether it occurred during the initial term or during the three or 12-month periods described in the two preceding sentences. In no event may a stock option be exercised beyond its original expiration date.

ELIGIBLE OPTIONEES

     As of the Record Date, there were 12 employees and four directors (one of whom is also an employee) who were eligible to receive stock options under the Stock Option Plan and, as the Company grows, these numbers will increase. It is not practicable to determine the number of consultants that will be eligible for the grant of stock options under the Stock Option Plan, or to determine the number of shares each will receive.

OUTSTANDING OPTIONS

     The following table gives certain information with respect to the 1,100,000 shares of the Common Stock subject to outstanding stock options under the Stock Option Plan as of the Record Date granted to the enumerated categories and each nominee for election as a director, all of whom are currently directors of the Company. As of the Record Date, no non-employee director or consultant had been granted a stock option under the Stock Option Plan.

                                                                NUMBER OF
CATEGORY OR PERSON                                               SHARES
------------------                                              ---------
All executive officers as a group...........................     835,000
All directors who are not executive officers as a group.....           0
Linda H. Masterson..........................................     350,000
Jonathan J. Pallin..........................................           0
Peter S. Gold...............................................           0
Paul Sandler................................................           0
Each other person holding 5% or more of the stock options...           0
All employees, including officers who are not executive
  officers,
  as a group................................................     265,000

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     The discussion of Federal tax consequences which follows is based upon an analysis by Messrs. Wachtel & Masyr, LLP, counsel to the Company, of the current provisions of the Code and the regulations promulgated thereunder.

  1.  Non-incentive stock options

     No income will be recognized by an optionee upon the grant of an option which is not an incentive stock option and which is not transferable nor exercisable immediately in full by the optionee.

     Upon the exercise of such a non-incentive stock option, the optionee will recognize income equal to the excess of the fair market value of the shares being acquired at the time the option is exercised over the exercise price of such option. If the optionee is an employee, this excess will also constitute wages subject to the withholding of income tax. An optionee's basis for the shares acquired upon the exercise of a non-incentive stock option will be equal to the fair market value of such shares on the date of exercise.

     The gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a non-incentive stock option will be the difference between the basis for such shares and the amount realized upon the sale thereof, and will be capital gain or loss. For sales in tax years ending after December 31, 1997, the maximum capital gains rate is 20% for shares held more than 12 months. If the shares are qualified small business stock as defined in the Code and are held for more than five years, 50% of the gain realized on the disposition of such stock may be excluded for income tax purposes.

     At the time an optionee exercises a non-incentive stock option, the Company will be entitled to a deduction in an amount equal to the amount required to be reported by such optionee as ordinary income

     In the event a non-incentive stock option is exercised by a director or officer who is subject to the so-called "short swing" profits provisions of
Section 16(b) of the Exchange Act, such shares will be treated as being subject to a substantial risk of forfeiture within the meaning of Section 83(a) of the Code for the six-month period during which Section 16(b) applies. Thus, the optionee will include in income and the Company may deduct at the time the restriction lapses, rather than at the time the option was exercised, the difference between the fair market value of the shares at the time of lapse and the exercise price of the shares, and the optionee's holding period will begin at that time. However, the optionee may elect, under the provisions of Section 83(b) of the Code, within 30 days after the transfer of the shares to the optionee, to treat the shares acquired upon such exercise as not being subject to a substantial risk of forfeiture, in which event the tax effects are as set forth in the preceding paragraphs. In addition, because the grant, not the exercise, of a stock option under the Stock Option Plan is generally the "purchase" for the purpose of determining liability under Section 16(b) of the Exchange Act for "short swing profits" and because the stock options granted under the Stock Option Plan are generally not exercisable for at least a one-year period subsequent to the date of grant, a director or officer will generally not be taking his or her shares upon exercise of a stock option subject to a substantial risk of forfeiture pursuant to Section 16(b) of the Exchange Act and, accordingly, the tax consequences described in this paragraph will not generally be applicable to his or her exercise.

  2.  Incentive Stock Options

     If an optionee exercises an incentive stock option and does not dispose of the shares until more than one year after the issuance of the shares to him or her and two years after the grant of such option, then,

          (a) no income will be realized by the optionee upon either the grant of the incentive stock option or upon his or her purchase of the shares at the time of the exercise of such option;

          (b) the difference between the option price and the fair market value of the shares at the time of exercise of such option will constitute an item of tax preference, subject to the alternative minimum tax, for the year in which the option is exercised; and

          (c) when the shares are sold by the optionee, any amount realized in excess of the option price will be treated as a capital gain and any loss will be treated as a capital loss and, if the shares are qualified small business stock as defined in the Code, 42% of the amount excluded from income for regular tax purposes will constitute an item of tax preference subject to the alternative minimum tax.

     On the other hand, if the shares acquired upon exercise of an incentive stock option are disposed of within one year of issuance or less than two years after the grant of such option (a disqualifying disposition), the lesser of the difference between the option price and the fair market value of the shares at the time of exercise of such option and the excess (if any) of the amount realized on such disposition over the adjusted basis of such shares (generally cost) will be reportable by the optionee as ordinary income in the year of disposition.

     To the extent that an optionee exercises an incentive stock option and does not make a disqualifying disposition, the Company will not be entitled to a deduction for Federal income tax purposes at any time in respect of shares so acquired and disposed of. However, if a disqualifying disposition is made, the Company will be entitled to a deduction equal to the amount required to be reported by the optionee as ordinary income and the Company will be required to make whatever arrangements are necessary to insure that the amount of tax required to be withheld is available for payment in money.

     In the event an officer or director who is subject to Section 16(b) restrictions on the date of exercise makes a disqualifying disposition of shares acquired pursuant to an incentive stock option, the amount of ordinary income recognized by such officer or director will be based on the fair market value of the shares on the date the restrictions lapse (or, if less, on the date of disposition) and not on the date of exercise (or the date of disposition, as the case may be). The employee's holding period will be determined by reference to the date on which the Section 16(b) restrictions lapse. An optionee may utilize an election, similar to that available with respect to non-incentive stock options, pursuant to Section 83(b) of the Code to have the value on the date of exercise apply. In addition, because the grant, not the exercise, of a stock option under the Stock Option Plan is generally the "purchase" for the purpose of determining liability under Section 16(b) of the Exchange Act for "short swing profits" and because the stock options granted under the Stock Option Plan are generally not exercisable for at least a one-year period subsequent to the date of grant, a director or officer will generally not be taking his or her shares upon exercise of a stock option subject to a substantial risk of forfeiture pursuant to Section 16(b) of the Exchange Act and, accordingly, the tax consequences described in this paragraph will not generally be applicable to his or her exercise.

                    OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Meeting other than the three proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holder of the management proxies will vote thereon in their discretion.

                                 MISCELLANEOUS

     The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

     Stockholders' proposals for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Stockholders must be received no later than a reasonable time before the Company begins to print and mail its proxy material. If a stockholder intends to submit a proposal for consideration at the 1999 Annual Meeting by means other than the inclusion of the proposal in the Company's proxy statement for such Meeting, the stockholder must notify the Company on or before June 12, 1999 of such intention or risk management exercising discretionary voting authority with respect to the management proxies to defeat such proposal when and if presented at the Meeting.

     A copy of the Annual Meeting Report to Stockholders is being mailed to all stockholders as of the Record Date with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, including financial statements (there are no schedules), may be obtained by written or oral request to Linda H. Masterson. President and Chief Executive Officer of the Company, at the following address: 10400 Trademark Street, Rancho Cucamonga, CA 91730 or telephone number: (909) 466-8047. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Berend

                                          Robert W. Berend
                                          Secretary

July 28, 1998

                                                                      APPENDIX A

                                LIFEPOINT, INC.

                             1997 STOCK OPTION PLAN

I.  PURPOSE

     The LIFEPOINT, INC. 1997 STOCK OPTION PLAN ("Plan") provides for the grant of Stock Options to employees, directors and consultants of LifePoint, Inc. (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code") as the Board of Directors of the Company shall from time to time designate ("Participating Subsidiaries") in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of key personnel.

II.  INCENTIVE STOCK OPTIONS AND NON-INCENTIVE STOCK OPTIONS

     The Stock Options granted under the Plan may be either:

          a) Incentive Stock Options ("ISO's") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

          b) Nonstatutory Stock Options ("NSO's") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

     All Stock Options shall be ISO's unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSO's. Subject to the other provisions of the Plan, a Participant may receive ISO's and NSO's at the same time, provided that the ISO's and NSO's are clearly designated as such, and the exercise of one does not affect the exercise of the other.

     Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISO's and NSO's.

III.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company if each member of the Board is a Disinterested Person. If each member of the Board is not a Disinterested Person, a committee of two or more directors ("Committee") each of whom is a Disinterested Person shall administer the Plan. The Committee or the Board of Directors, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Options granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISO's will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto.

     All actions taken and all interpretations and determinations made by the Board or Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. Rule 16(b)-3 under the Securities Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company will be exempt from the provisions of Section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board or Committee, grants of Stock Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

IV.  DEFINITIONS

     4.1. "Stock Option." A Stock Option is the right granted under the Plan to an Employee, director or consultant to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Board or Committee, the number of shares of Common Stock determined by the Board or Committee.

     4.2. "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired common stock of the Company.

     4.3. "Fair Market Value." If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by any exchange that the stock is listed on, for the date in question. If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined in good faith by the Board of Directors or the Board or Committee after such consultations with outside legal, accounting and other experts as the Board of Directors or the Committee may deem advisable, and the Board of Directors or the Committee shall maintain a written record of its method of determining such value.

     4.4. "Employee." An Employee is an employee of the Company or any Participating Subsidiary.

     4.5. "Participant." A Participant is an Employee, director or consultant to whom a Stock Option is granted.

     4.6. "Disinterested Person." A Disinterested Person is a person who satisfies the definition of a "disinterested person" set forth in Rule 16(b)-3 under the Act or any successor rule or regulation, as it may be amended from time to time.

V.  ELIGIBILITY AND PARTICIPATION

     Grants of ISO's and NSO's may be made to Employees of the Company or any Participating Subsidiary. Grants of NSO's may be made to directors of or consultants to the Company or any Participating Subsidiary. Any director of the Company or of a Participating Subsidiary who is also an Employee shall also be eligible to receive ISO's. The Board or Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Participant, the Option Price of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Board or Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO's are granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Board or Committee may determine, subject to the provisions of this Plan.

VI.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     6.1. Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 2,000,000 authorized but unissued shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock as to all ISO's granted to an individual which may first become exercisable in a particular calendar year may not exceed $200,000. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

     6.2. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made in:
(i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the Option Price of said shares;

and (ii) the aggregate number of shares which may be made subject to Stock Options in the future. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII.  EXERCISE OF STOCK OPTIONS

     7.1. Time of Exercise. Subject to the provisions of the Plan, the Board or Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Options. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. The Board or Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

     7.2. Exchange of Outstanding Stock. The Board or Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of the Common Stock previously acquired by the Participant as part of full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

     7.3. Use of Promissory Note; Exercise Loans. The Board or Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option. The Board or Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party.

     7.3. Termination of Employment before Exercise. If the employment of a Participant who was an employee of the Company or a Participating Subsidiary when the Stock Option was granted shall terminate for any reason other than the Participant's death or disability, any Stock Options then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but not later than the specified expiration date). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but not later than the specified expiration date). If the Participant dies while employed by the Company or a participating Subsidiary, or during the three-month or twelve-month periods referred to above, his Stock Options may be exercised to the extent that they were exercisable on the date of cessation of his employment by his estate, or duly appointed representative, or beneficiary who acquires the Stock Options by will or by the laws of descent and distribution, but no further installments of his Stock Options will become exercisable and each of his Stock Options shall terminate on the first anniversary of the date of his death (but not later than the specified expiration dates). If a Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     7.5. Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant, but may be made subject to Stock Options granted to other Participants.

VIII.  NO CONTRACT OF EMPLOYMENT

     Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article VIII shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

IX.  NO RIGHTS AS A STOCKHOLDER

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.  ASSIGNABILITY

     No Stock Option granted under this Plan, nor any other rights acquired by Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and Stock Options issued to a Participant are exercisable during his lifetime only by him. Notwithstanding the preceding sentence, the Board or Committee may, in its sole discretion, permit the assignment or transfer of an NSO and the exercise thereof by a person other than a Participant, on such terms and conditions as the Board or Committee in its sole discretion may determine. Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option may be exercised by the Personal Representative of the Participant's estate or by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.  MERGER OR LIQUIDATION OF THE COMPANY

     11.1. If within the duration of a Stock Option there shall be a corporate merger, consolidation, acquisition of assets, or other reorganization and if such transaction shall affect the Common Stock, the Participant shall thereafter be entitled to receive upon the exercise of his Stock Option those shares or securities that he would have received had the Stock Option been exercised prior to such transaction and had the Participant been a stockholder of the Company with respect to such shares.

     11.2. If the Company or its stockholders enter into an agreement providing for the sale of all, or substantially all, of the assets of the Company, or a merger, consolidation or reorganization in which the Company is not the surviving corporation, or the transfer of shares of the Company representing more than 50% of the total combined voting power of all Company shares in one or more transactions to a person or persons acting as a group for voting purposes, the vesting schedule of some or all Stock Options may, at the sole discretion of the Board or Committee, be accelerated so that all or any portion of Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable as of such date.

XII.  AMENDMENT

     The Board of Directors may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISO's will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

XIII.  REGISTRATION OF OPTIONED SHARES

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration or qualification requirements of applicable state securities laws.

XIV.  WITHHOLDING TAXES

     The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign to withhold in connection with any Stock Options.

XV.  BROKERAGE ARRANGEMENTS

     The Board or Committee, in its discretion, may enter into arrangements with one or more banks, brokers, or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and the sale of shares acquired upon exercise.

XVI.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board of Directors to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board of Directors may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XVII.  EFFECTIVE DATE

     This Plan was adopted by the Board of Directors and became effective on August 14, 1997, subject to the approval of the Company's stockholders within twelve (12) months thereafter. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

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                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Notice of the Annual Meeting
  Stockholders......................
Proxy Statement:
Voting Securities...................      1
Proposal One: Election of
  Directors.........................      2
Management..........................      5
Executive Compensation..............      8
Security Ownership of Certain
  Beneficial Holders and
  Management........................     12
Proposal Two: Appointment of
  Independent Auditors..............     13
Proposal Three: Adoption and
  Approval of Stock Option Plan and
  Ratification of Options Granted
  Thereunder........................     14
Other Matters Coming Before the
  Meeting...........................     17
Miscellaneous.......................     17
Appendix A: LifePoint, Inc. 1997
  Stock Option Plan.................    A-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                LIFEPOINT, INC.
                            NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS AND
                                PROXY STATEMENT
                                 JULY 28, 1998
------------------------------------------------------
------------------------------------------------------

                                LIFEPOINT, INC.

                             1400 TRADEMARK STREET
                          RANCHO, CUCAMONGA, CA 91730
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Linda H. Masterson and Jonathan J. Pallin as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the Common Stock of LifePoint, Inc. (the "Company") held of record by the undersigned on July 24, 1998 at the Annual Meeting of Stockholders to be held on August 13, 1998 or at any adjournment thereof.

1. Election of Jonathan J. Pallin, Linda H. Masterson, Peter S. Gold and Paul Sandler as Directors of the Company.

[ ] FOR all nominees listed above.

FOR all nominees listed above
EXCEPT: _____________________________________________

(INSTRUCTION: To withhold authority to vote on any individual nominee(s), write his/her name(s) in the space above.)

[ ] WITHHOLD AUTHORITY to vote for all the nominees listed above.

2. Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Auditors of the Company.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. Proposal to Adopt and Approve Stock Option Plan and Ratify Options Granted Thereunder.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

4. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

                           (continued on other side)

                          (continued from other side)

    This proxy, when executed, will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE

I (we) shall attend the Annual Meeting in person  ________ Yes    ________ No

                                            Please sign exactly as your name
                                            appears to the left. When shares are
                                            held by joint tenants, please both
                                            sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            in full corporate name by the
                                            President or other authorized
                                            officer. If a partnership, please
                                            sign in full partnership name by a
                                            duly authorized person.

                                            ------------------------------------
                                                         Signature

                                            ------------------------------------
                                                 Signature, if held jointly

                                            Date: _______________________ , 1998